UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

HELIOS AND MATHESON NORTH AMERICA INC
(Former name)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

200 Park Avenue South, New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01 OTHER EVENTS

As disclosed in a current report on Form 8-K filed by Helios and Matheson Information Technology Inc (the “Company”) on October 13, 2011, on October 11, 2011, the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) stating that a deficiency existed with regard to NASDAQ Listing Rule 5550(a)(5) (the “Market Value Rule”) which requires a minimum market value of publically held shares of $1,000,000. Based upon NASDAQ’s review of the Company’s market value of publicly held shares for the preceding 30 consecutive business days, the Company no longer met this requirement. Pursuant to the Listing Rules, NASDAQ communicated to the Company that it had a grace period of 180 calendar days to regain compliance with the $1,000,000 minimum market value of publicly held shares requirement.

On January 3, 2012, the Company received a letter from NASDAQ stating that the market value of the Company’s publicly held shares had been $1,000,000 or greater for the 10 consecutive business day period beginning on December 15, 2011 and ending on December 29, 2011. As a result, the Company has regained compliance with the Market value Rule and the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC

By:	/s/ Divya Ramachandran
President and Chief Executive Officer

Date:  January 7, 2012